TELVANTIS VOICE SERVICES, INC.

CARVED OUT COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2024 AND 2023

TELVANTIS VOICE SERVICES, INC.

CARVED OUT COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2024 AND 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Telvantis Voice Services Inc.

Opinion on the Carved Out Combined Financial Statements

We have audited the accompanying carved out combined balance sheets of Telvantis Voice Services Inc. (the “Company”) as of December 31, 2024 and 2023, and the related carved out combined statements of operations and income, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024 and the related notes (collectively referred to as the “carved out combined financial statements”). In our opinion, the carved out combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These carved out combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the carved out combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carved out combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carved out combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2025.

Houston, TX

December 31, 2025

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TELVANTIS VOICE SERVICES, INC.

CARVED OUT COMBINED BALANCE SHEETS

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$47,890	$24,303
Accounts receivable, net	30,976,263	30,895,059
Other current assets	3,420	8,668
Total Current Assets	31,027,573	30,928,030
Non-current assets:
Deferred tax asset	-	-
Intangible assets, net	9,517,800	10,646,900
Goodwill	1,610,261	1,610,261
Total Assets	42,155,634	43,185,191
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	30,669,928	36,117,779
Income taxes payable	534,081	528,341
Loan payable	900,000	-
Other current liabilities	1,153	155,767
Total Current Liabilities	32,105,162	36,801,887
Non-current liabilities:
Due to related parties	5,978,704	5,675,040
Total Liabilities	38,083,866	42,476,927
Commitments and contingencies (Note 11)

Equity:
Common stock	100	100
Retained earnings	4,071,668	708,164
Total Equity	4,071,768	708,264
Total Liabilities and Equity	42,155,634	43,185,191

See accompanying notes to the Carved Out Combined Financial Statements.

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TELVANTIS VOICE SERVICES, INC.

CARVED OUT COMBINED STATEMENTS OF OPERATIONS AND INCOME

	For the Years Ended December 31,
	2024	2023
Revenues:
Revenues	$22,172,495	$201,103,887
Revenues from Related Parties	309,238	14,249,038
Total Revenues	22,481,733	215,352,925

Operating Expenses:
Costs of revenues	22,053,041	204,568,894
Costs of revenues from Related Parties	317,134	3,169,183
Total cost of revenues	22,370,175	207,738,077
General and administrative	715,704	1,086,992
Sales and marketing	374,683	1,581,697
Amortization expense	1,129,100	1,129,100
Total Operating Expenses	24,589,662	211,535,866

Income (Loss) from Operations	(2,107,929)	3,817,059

Interest expense	(38,020)	(1,928,631)
Other income (expense)	5,515,193	(492,804)
Income (Loss) before income taxes	3,369,244	1,395,624
Income tax expense	5,740	528,341
Net Income (Loss)	3,363,504	867,283

See accompanying notes to the Carved Out Combined Financial Statements.

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TELVANTIS VOICE SERVICES, INC.

CARVED OUT COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Retained Earnings	Total Equity
	Units	Amount
Balance at December 31, 2022	100	$100	$(159,119)	$(159,019)
Net income			867,283	867,283
Balance at December 31, 2023	100	100	708,164	708,264
Net income			3,363,504	3,363,504
Balance at December 31, 2024	100	100	4,071,768	4,071,768

See accompanying notes to the Carved Out Combined Financial Statements.

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TELVANTIS VOICE SERVICES, INC.

CARVED OUT COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$3,363,504	$867,283
Adjustments to reconcile net income to net cash flows from operating activities:
Amortization	1,129,100	1,129,100
Allowance for credit losses	263,693	492,804
Write-off accounts receivable	268,582	87,241
Changes in operating assets and liabilities:
Changes in accounts receivable	(613,480)	30,005,882
Changes in other current assets	5,248	1,896,869
Changes in accounts payable and accrued expenses	(5,447,851)	(38,923,834)
Changes in other current liabilities	(154,614)	122,433
Changes in income taxes payable	5,740	528,341
Changes in related party balances	303,665	82,652
Net Cash (used in) provided by Operating Activities	(876,413)	(3,711,229)

Cash Flows from Investing Activities
Cash from acquisition of subsidiaries, net of cash paid	-	1,171,875
Collection of loan receivable	-	2,538,390
Net Cash used in Investing Activities	-	3,710,265

Cash Flows from Financing Activities
Proceeds from borrowings	900,000	-
Net Cash provided by Financing Activities	900,000	-

Net Increase (Decrease) in Cash and Cash Equivalents	23,587	(964)
Cash and Cash Equivalents, Beginning of Period	24,303	25,267
Cash and Cash Equivalents, End of Year	$47,890	$24,303

Supplemental disclosure of cash flow information
Cash paid for interest	-	$1,925,620
Cash paid for taxes	$27,282	-
Net liabilities acquired in acquisition	-	$2,782,136

See accompanying notes to the Carved Out Combined Financial Statements.

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NOTE 1. BUSINESS AND BASIS OF PRESENTATION

Telvantis Voice Services Inc. (“Telvantis Voice Services” or the “Company”) is a corporation organized in 2020 in the state of Florida. The Company formerly did business as Mexedia Inc.. Telvantis Voice Services’ organizational structure consists of the following 100% owned subsidiaries: Mexedia DAC (an Ireland corporation outside of the scope of this financial statement), Phonetime, Inc. (“Phonetime”), and Matchcom Telecommunications, Inc. (“Matchcom”), together the “US Subsidiaries”. On January 1, 2023, Telvantis Voice Services acquired all the shares of Phonetime and Matchcom. Telvantis Voice Services provides technology products and services to the telecommunication industry. Telvantis Voice Services specializes in voice traffic solutions, supporting businesses with reliable and efficient telecommunications services. The Company leverages advanced technologies to deliver seamless voice connectivity tailored to client needs.

The Company has historically operated as 100% subsidiary of Telvantis Inc. (“Parent”) and not as a standalone company. The accompanying carved out combined financial statements represent the historical voice services operations of the Company and its US Subsidiaries (but excluding its Irish voice services subsidiary Mexedia DAC) and have been derived from Parent’s historical accounting records. The carve-out financial statements are prepared in accordance with US GAAP. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company and its US Subsidiaries are included in the financial statements. All significant transactions between the Company and Parent as well as between Company and its Irish subsidiary have been included in the accompanying carved out carved out combined financial statements. All significant intercompany accounts and transactions between the businesses comprising the Company have been eliminated in the accompanying carved out combined financial statements.

Principles of Consolidation

The accompanying carved out carved out combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts and operations of the Company. All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates include but are not limited to revenue recognition and intangible asset amortization periods.

Management believes that the estimates, and judgments upon which it relies, are reasonable based upon information available to the Company at the time that these estimates and judgments were made. Actual results experienced by the Company may differ from management’s estimates. To the extent that there are material differences between these estimates and actual results, the Company’s financial statements will be affected.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2024, the Company has retained earnings of $4.1 million but negative working capital of $1.1 million. In addition, during the year ended December 31, 2024 the Company generated negative cash flows from operating activities of $0.9 million primarily due to a decrease of accounts payable of $5.4 million. The Company believes that based on its current operating plan, its current financial resources will enable it to fund its operating expenses and capital expenditure requirements for at least 12 months following the issuance date of the financial

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statements. The Company‘s revenues in fiscal year 2024 declined sharply due to a sudden and unexpected halt of its third-party working capital financing in early 2024. This led to an effective halt in sales activity while the Company‘s Management worked on resolving the matter. The Company successfully restructured the existing funding instrument and obtained additional working capital financing towards the end of 2024. The Company also substantially reduced its overhead throughout the year and now operates on a much leaner spending base. The Company‘s revenues have since then recovered sharply and continue to recover together with profitability. As a result, Management believes the Company will be able to meet its operational cash flow needs. Additionally, the Company is working to possibly increase its cash and capital position through the offering of equity.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Segment Reporting

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments enhance disclosures related to reportable segments, including additional information about significant segment expenses regularly provided to the chief operating decision maker.

The Company operates and manages its business as one reportable and operating segment, which is the business of providing technology products and services to the telecommunication industry. The Company’s chief executive officer, who is the chief operating decision maker, or CODM, reviews financial information on an aggregate basis for allocating resources and evaluating financial performance.

The CODM also reviews certain financial results included in the segment income (loss) from operations which is reported on the consolidated statements of operations as net income (loss). The measure of segment assets is reported on the balance sheets as total assets. The Company does not distinguish further between markets or other segments for the purpose of internal reporting. Refer to the Company’s primary financial statements for the segment information.

Foreign Currency

The Company’s functional currency is the US Dollar. All assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the exchange rate on the balance sheet date. Revenues and expenses are translated at the average exchange rate during the period. Equity transactions are translated using historical exchange rates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value. Bank overdrafts are shown within other current liabilities.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount less an allowance for credit losses that are not expected to be recovered. The Company records an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to consider current market conditions and the Company’s customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts monthly. Uncollectable balances are written off after all collection efforts have ceased. The Company adopted Accounting Standards Codification Topic 326, Financial Instruments—Credit Losses (“CECL”),

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which requires the recognition of expected credit losses over the contractual life of accounts receivable. The allowance for credit losses represents management’s estimate of expected losses based on historical experience, current conditions, and reasonable and supportable forecasts.

Intangible fixed assets other than goodwill

Intangible fixed assets acquired separately from a business are recognized at cost and are subsequently measured at cost less accumulated amortization and accumulated impairment losses.

Intangible assets acquired on business combinations are recognized separately from goodwill at the acquisition date where it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity and the fair value of the asset can be measured reliably; the intangible asset arises from contractual or other legal rights; and the intangible asset is separable from the entity.

Amortization is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Customer relationships	Over 10 years
Trade names	Over 15 years

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges related to long-lived assets recognized during the years ended December 31, 2024 and 2023.

Goodwill

Goodwill represents the excess of consideration transferred over the estimated fair value of net assets acquired in business combinations accounted for by the acquisition method. Goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, the Company may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit, of which the Company has two, is less than its carrying value. If impairment is indicated in the qualitative assessment, or, if management elects to initially perform a quantitative assessment of goodwill, the impairment test uses a one-step approach. The fair value of a reporting unit is compared with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired. If the carrying amount of a reporting unit exceeds its fair value, an impairment charge would be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value, not to exceed the total amount of goodwill allocated to that reporting unit.

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Changes in future results, assumptions, and estimates after the measurement date may lead to an outcome where additional impairment charges would be required in future periods. Specifically, actual results may vary from the Company’s forecasts and such variations may be material and unfavorable, thereby triggering the need for future impairment tests where the conclusions may differ in reflection of prevailing market conditions. Further, continued adverse market conditions could result in the recognition of additional impairment if the Company determines that the fair values of its reporting units have fallen below their carrying values.

Accounts Payable

These amounts represent liabilities for goods and services provided to the Company prior to the end of the financial year which are invoiced and unpaid. Trade payables are presented as current liabilities unless payment is not due within 12 months after the reporting period, in which case, they will be presented as non-current liability.

Loans Payable

Loans payable are initially recognized at their fair value, which typically equals the loan proceeds, net of direct issuance cost. Subsequently the loans are measured at their amortized cost calculated using the effective interest method.

Offsetting

Offsetting is a debtor’s right, by contract or otherwise, to settle and otherwise eliminate all or a portion of an amount due to a creditor by applying against that amount, an amount due from the creditor. Two conditions must exist for an entity to offset a financial liability, the entity must have both the intent and legally enforceable right to offset.

Fair Value of Financial Instruments

The fair value of a financial instrument is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Assets and liabilities subject to ongoing fair value measurement are categorized and disclosed into one of the three categories depending on observable or unobservable inputs employed in the measurement. Hierarchical levels, which are directly related to the amount of subjectivity associated with the inputs to the valuation of these assets or liabilities, are as follows:

Level 1: Inputs that are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2: Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3: Unobservable inputs that are supported by little or no market activity that are significant to the fair value of the assets or liabilities and that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The carrying amount of cash equivalents approximates fair value because they are highly liquid and their maturity is less than three months. The Company has no other financial instruments measured at fair value on a recurring basis.

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Equity

Common stock issued by the Company are recorded at the proceeds received. Dividends payable on equity are recognized as liabilities once they are no longer at the discretion of the Company.

Revenues

The Company derives its revenues primarily from sale of voice and text termination services and operates as the intermediary operator between telephone users using VoIP technology (Voice over Internet Protocol). Revenues are generated through the duration of telephone traffic between telephone carrier customers calculated on a minute-by-minute basis.

Revenues are recognized when it satisfies performance obligations under the terms of its contracts, by transferring control of the delivered service to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied.

For transactions that include third-party providers, we evaluate whether we are the principal or as the agent with respect to the services provided to the customer. We evaluate whether the facts and circumstances of the arrangement indicate that the services were controlled by us prior to transferring them to the customer, by considering various factors including whether we are primarily responsible for fulfillment, bear risk of loss and have discretion over pricing.

Revenues from voice minutes and text segments provided to customers is recognized over time based on the number of minutes or segments, respectively, provided during the reporting period, when the Company has the right to invoice the customer, in the amount to which it has a right to invoice.

Costs of Revenues

Costs of subscriptions revenue primarily consists of costs of network capacity purchased from third-party telecommunications providers, network operations, costs to build out and maintain data centers, including co-location fees for the right to place the Company’s servers in data centers owned by third parties, depreciation of the servers and equipment, along with related utilities and maintenance costs, amortization of acquired technology related intangible assets, personnel costs associated with customer care and support of the functionality of the Company’s platform and data center operations and allocated costs of facilities and information technology. Costs of subscriptions revenue is expensed as incurred.

Business Combinations

The Company accounts for business combinations using the acquisition method. The Company recognizes the acquired identifiable assets and liabilities at their acquisition-date fair values. The excess of the fair value of consideration transferred over the fair values of. these identifiable assets and liabilities is recorded as goodwill. As required, preliminary fair values are determined upon acquisition, with the final determination of the fair values being completed within the measurement period, which shall not exceed one year from the date of acquisition. The valuation of acquired assets and assumed liabilities requires significant judgment and estimates, especially with respect to intangible assets. The valuation of intangible assets requires that the Company use valuation techniques such as the income approach. The income approach includes the use of a discounted cash flow model, which includes discounted

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cash flow scenarios and requires significant estimates such as future expected revenue, expenses, capital expenditures and other costs, and discount rates. The Company estimates the fair value based upon assumptions that management believes to be reasonable, but are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed. Acquisition-related costs are recognized separately from the business combination and are expensed as incurred.

Income Taxes

The tax expense represents the sum of the tax currently payable and deferred tax.

Current Tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

Deferred Tax

Deferred tax liabilities are generally recognized for all timing differences and deferred tax assets are recognized to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognized if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled, or the asset is realized. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when the company has a legally enforceable right to offset current tax assets and liabilities, and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

Uncertain Tax Positions

The Company’s accounting for uncertain tax positions includes the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. Accordingly, as needed, the Company reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return.

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Recently Issued Accounting Pronouncements, Not Adopted by the Company

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. This guidance is intended to enhance the transparency and decision-usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to disclosure regarding rate reconciliation and income taxes paid both in the U.S. and in foreign jurisdictions. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025, on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

In November 2024, the FASB issued ASU No. 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (ASU 2024-03)”. The new guidance requires disaggregated information about certain income statement expense line items on an annual and interim basis. This guidance will be effective for annual periods beginning the year ended December 31, 2027 and for interim periods thereafter. The new standard permits early adoption and can be applied prospectively or retrospectively. We are evaluating the effect that this guidance will have on our consolidated financial statements and related disclosures.

Note 3. Accounts receivable

Accounts receivable consisted of the following:

	For the Years Ended December 31,
	2024	2023
Accounts receivable	$31,732,760	$31,387,863
Allowance for credit losses	(756,497)	(492,804)
Accounts receivable, net	30,976,263	30,895,059

Allowance for credit losses for the years ended December 31, 2024 and 2023 was $263,693 and $492,804  respectively. Accounts receivable write-off expense for the years ended December 31, 2024 and 2023 was $268,582 and $87,241 respectively. Management performed an assessment on the likelihood of collection for each overdue receivable, following the Company‘s policy. The Company believes this to be a conservative and responsible approach considering the Company‘s financial results in fiscal year 2024.

Note 4. Intangible assets

Intangible assets consisted of the following:

	For the Years Ended December 31,
	2024	2023	Remaining Life
Customer relationships	10,321,000	10,321,000	8
Trade names	1,455,000	1,455,000	13
Total intangible assets	11,776,000	11,776,000
Less accumulated amortization	(2,258,200)	(1,129,100)
Total intangible assets, net	9,517,800	10,646,900

Amortization expense for the years ended December 31, 2024 and 2023 was $1.1 million and $1.1 million, respectively. For the succeeding 5 years, amortization expense relating to intangible assets are $1.1 million in 2025, $1.1 million in 2026, $1.1 million in 2027, $1.1 million in 2028, and $1.1 million in 2029.

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Note 5. Goodwill

Goodwill consisted of the following:

	For the Years Ended December 31,
	2024	2023
Balance, beginning of period	$1,610,261	$-
Additions due to business combinations	-	1,610,261
Balance, end of period	1,610,261	1,610,261

There was no impairment recognized against goodwill at the beginning or end of the periods presented.

Note 6. Revenues

Revenues consisted of the following:

	For the Years Ended December 31,
	2024	2023
Voice	$20,480,255	$213,524,709
SMS	2,001,478	1,828,216
Total revenues	22,481,733	215,352,925

Note 7. Loans Payable

In December 2024, the Company entered into a facility agreement with Fasanara Securitisation S.A. (“Fasanara” or the “Purchaser”). Fasanara loaned $900,000 in December 2024 at a stated annual interest rate of 13%. Principal and accrued interest are due on February 21, 2025. As of December 31, 2024, the Company has not accrued interest related to this loan.

Note 8. Business Combinations

Acquisition of Phonetime and Matchcom

In January 2023, Mexedia Inc acquired all of the outstanding shares of Phonetime, Inc. and Matchcom Telecommunications, Inc. The acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The initial aggregate purchase consideration on the date of acquisition was $3,000,000. Subsequent to the acquisition date, but during the measurement period, management became aware that certain account receivables that were contingent on the final payment of $2,500,000 were not collected. As a result, management believes Mexedia Inc is not entitled to make that payment based on the terms of the contract. Additionally, management believes the second payment of $250,000, due twelve months after closing, is also not due since it was tied to the collection of the same receivables. Therefore, management has adjusted the consideration due and the related goodwill amount to account for foregoing these payments. As a result, the final purchase price after measurement period adjustments is $250,000.

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Fair value of assets acquired and liabilities assumed are as follows:

Customer relations	$10,321,000
Goodwill	1,610,261
Tradenames	1,455,000
Total intangible assets	13,386,261

Cash	1,421,875
Accounts Receivable	61,480,985
Prepaids expenses and other current assets	1,902,492
Accounts payable and accrued expenses	(75,041,613)
Due to related parties	(2,900,000)
Total net working capital	(13,136,261)

Purchase price	250,000

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired and primarily reflects the value of expected synergies arising from the acquisition, including opportunities to expand the Company’s service offerings, future economic benefits from the assembled workforce, and anticipated cost efficiencies and operational synergies. Goodwill also includes the value of intangible assets that do not qualify for separate recognition under U.S. GAAP. The goodwill recognized was recorded on the historical balance sheet of the acquired company and was carried forward as part of the acquisition accounting. None of the goodwill recognized is expected to be deductible for income tax purposes.

Note 9. Equity

As of December 31, 2024, the Company is authorized to issue 100 shares of $1 par value common stock entitled to one vote per share on each matter submitted to a vote of shareholders. As of December 31, 2024, the Company has 100 issued and outstanding shares.

Note 10. Income Taxes

The federal and state income tax provision is summarized as follows:

	For the Years Ended December 31,
	2024	2023
Current
Federal	$5,740	$415,917
State	-	112,424
Total current	5,740	528,341

Deferred
Federal	-	-
State	-	-
Total deferred	-	-

Total	$5,740	$528,341

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The reconciliation of taxes at the federal statutory rate to our income tax expense for the years ended December 31, 2024 and 2023 is as follows:

	For the Years Ended December 31,
	2024	2023
Net income before tax	$3,369,244	$1,395,624

Income tax expense at statutory federal rate	$713,270	$293,081
Reconciliation to income tax expense
State tax	186,809	76,759
Related party interest	-	27,280
Non-deductible expenses	70,023	131,221
Change in valuation allowance	(964,362)	-
Income tax expense	$5,740	$528,341

The deferred tax assets consists of the following:

	As of December 31,
	2024	2023
Allowance for credit losses	200,472	130,593
Net operating losses	-	1,803,103
	200,472	1,933,696
Valuation allowance	(200,472)	(1,933,696)
Balance at end of period	-	-

Note 11. Commitments and Contingencies

The Company is subject to various claims and legal proceedings that arise in the ordinary course of business activities. Although the outcome of any legal proceeding cannot be predicted with certainty, the ultimate liability of the Company, if any, will not have a material effect on the Company’s financial position or operations.

The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. The Company assesses its potential liability by analyzing specific litigation and regulatory matters using reasonably available information. The Company develops its views on estimated losses in consultation with inside and outside counsel, which involves a subjective analysis of potential results and outcomes, assuming various combinations of appropriate litigation and settlement strategies. Actual claims could settle or be adjudicated against the Company in the future for materially different amounts than the Company has accrued due to the inherently unpredictable nature of litigation. Legal fees are expensed in the period in which they are incurred.

For the years ended December 31, 2024 and 2023, the Company had no open legal matters.

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Note 12. Related Party Transactions

All contracts with related parties are executed in the ordinary course of business. Telvantis Voice Services Inc., a wholly owned subsidiary of Telvantis Inc., is comprised of Mexedia DAC, Phonetime, and Matchcom. Telvantis Inc. is majority owned by Mexedia SpA. Related party transactions are summarized as follows:

Amounts owed:

	For the Years Ended December 31,
	2024	2023
Televantis Inc. (formerly Raadr Inc.)	(883,331)	-
Mexedia DAC	6,773,226	5,675,040
Mexedia SpA	88,809	-
Total due to related parties	5,978,704	5,675,040

These amounts are due in the normal course of business and carry no interest. The amounts are due in July 2026.

Related Party Sales

The Company recognized revenue from sales to related parties of $309,238 and $14,249,038 for the years ended December 31, 2024 and 2023, respectively. These transactions primarily relate to termination of international voice and messaging services.

Sales to related parties were conducted pursuant to written agreements or purchase orders that specify pricing, delivery, and payment terms. While such transactions are not presumed to be conducted on an arm’s-length basis, management believes the pricing and other substantive terms are generally consistent with those that would be negotiated with unaffiliated third parties for similar transactions, based on its evaluation of market conditions, volume, and other relevant factors.

Related Party Cost of Goods Sold

The Company recorded cost of goods sold from purchases with related parties of $317,134 and $3,169,183 for the years ended December 31, 2024 and 2023, respectively. These costs primarily relate to the purchase of termination services for international voice and messaging products.

Purchases from related parties were made pursuant to commercials agreements that define pricing mechanisms, service specifications, and payment terms. Although these transactions are not presumed to be conducted on an arm’s-length basis, management believes the pricing and terms are generally consistent with those available from unaffiliated suppliers for comparable products or services, taking into consideration factors such as quality, capacity, reliability, and volume.

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Note 13. Customer and Supplier Concentrations

The Company’s operating results and cash flows are partially dependent on a limited number of customers and suppliers. A customer or supplier is considered significant if it represents 10% or more of the Company’s consolidated revenues or consolidated cost of revenues, respectively, for any period presented.

For the years ended December 31, 2023 and December 31, 2024, Customer A accounted for approximately 17.8% and 41.4% of consolidated revenues. For the same period, the same customer accounted for 16.6% and 46.4% of cost of revenues, respectively. For the year ended December 31, 2023 Customer B accounted for 26.3% of revenues. For the same period, the same customer accounted for 31.2% of cost of revenues respectively. For the year ended December 31, 2024 Customer C accounted for approximately 13.4% of revenues. For the same period, the same customer accounted for 14.7% of cost of revenues respectively. No other individual customer accounted for 10% or more of consolidated revenues or cost of revenues during either period.

Note 14. Subsequent Events

Sale of Telvantis Voice Services Inc.

On 26 September 2025, the Company’s parent entity Telvantis Inc. entered into a binding Term Sheet with Spectral Capital Corporation (“Spectral”) to sell Spectral 100% of the shares of Telvantis Voice Services Inc. and its US Subsidiaries. The details of this transaction have been disclosed publicly in different press releases. The transaction is expected to close on or around 31 December 2025.  The company’s operational management, executives and strategic orientation are expected to remain unchanged.

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